As filed with the Securities and Exchange Commission on May 26, 2006

Registration No. 333-123900

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO.1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Digital Insight Corporation

(Exact name of registrant as specified in its charter)

Delaware	77-0493142
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26025 Mureau Road

Calabasas, California 91302

(818) 871-0000

(Address and telephone number of principal executive offices)

Digital Insight Corporation 1999 Stock Plan (as amended)

Digital Insight Corporation 1999 Employee Stock Purchase Plan

Digital Insight Corporation 2001 Non-Employee Director Stock Option Plan (as amended)

(Full title of the plan)

Paul J. Pucino

Executive Vice President and Chief Financial Officer

Digital Insight Corporation

26025 Mureau Road

Calabasas, California 91302

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (818) 871-0000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.001 par value:
1999 Stock Plan (as amended)	750,000	(1)	$16.42	(2)	$12,315,000	(2)	$1,449.48	(2),(3)
1999 Employee Stock Purchase Plan	300,000	(1)	$16.42	(2)	$4,926,000	(2)	$579.79	(2),(3)
2001 Non-Employee Director Stock Option Plan (as amended)	36,000	(1)	$16.42	(2)	$591,120	(2)	$69.58	(2),(3)
Total:	1,086,000				$17,832,120		$2,098.85	(2),(3)

(1)	This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Digital Insight Corporation 1999 Stock Plan, as amended, the Digital Insight Corporation 1999 Employee Stock Purchase Plan and the Digital Insight Corporation 2001 Non-Employee Director Stock Option Plan, as amended (collectively, the “Plans”) may become subject to the Plans. The number of shares of Common Stock covered by this Registration Statement represent additional shares that have been added to the shares available for issuance under the Plans, in accordance with their annual share increase provisions.
(2)	Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on March 31, 2005, as reported on the Nasdaq National Market and published in The Wall Street Journal.
(3)	The registration fee of $2,098.85 was previously paid upon the original filing of the Form S-8 Registration Statement on April 6, 2005.

The Exhibit Index for this Registration Statement is at page 6.

EXPLANATORY NOTE

Digital Insight Corporation (the “Registrant”) is filing this Post Effective Amendment No. 1 to Form S-8 Registration Statement to include Exhibit 23.3 that was inadvertently omitted from the original filing of the Form S-8 Registration Statement on April 6, 2005.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The Registrant has filed with the Commission the following registration statements, the contents of which are incorporated herein by reference:

(a)	Registration Statement on Form S-8, relating to the 1999 Stock Plan and the 1999 Employee Stock Purchase Plan, filed with the Commission on November 1, 1999 (Registration No. 333-90053);

(b)	Registration Statement on Form S-8, relating to the 1999 Stock Plan, filed with the Commission on February 22, 2000, as amended by Post Effective Amendment No. 1 filed with the Commission on November 16, 2001 (Registration No. 333-30876);

(c)	Registration Statement on Form S-8, relating to the 1999 Stock Plan, filed with the Commission on November 16, 2001 (Registration No. 333-73500);

(d)	Registration Statement on Form S-8, relating to the 1999 Stock Plan, the 1999 Employee Stock Purchase Plan and the 2001 Non-Employee Director Stock Option Plan, filed with the Commission on July 26, 2001 (Registration No. 333-65914);

(e)	Registration Statement on Form S-8 relating to the 1999 Stock Plan, the 1999 Employee Stock Purchase Plan and the 2001 Non-Employee Director Stock Option Plan, filed with the Commission on May 14, 2002 (Registration No. 333-88182);

(f)	Registration Statement on Form S-8 relating to the 1999 Stock Plan, the 1999 Employee Stock Purchase Plan and the 2001 Non-Employee Director Stock Option Plan, filed with the Commission on April 22, 2003 (Registration No. 333- 104674); and

(g)	Registration Statement on Form S-8 relating to the 1999 Stock Plan, the 1999 Employee Stock Purchase Plan and the 2001 Non-Employee Director Stock Option Plan, filed with the Commission on April 7, 2004 (Registration No. 333-114280)

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 8. Exhibits

See the attached Exhibit Index at page 6.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No.1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 26th day of May, 2006.

DIGITAL INSIGHT CORPORATION,
a Delaware corporation

By:	/s/ Paul J. Pucino
Paul J. Pucino, Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post Effective Amendment No. 1 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeffrey E. Stiefler Jeffrey E. Stiefler	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 26, 2006

/s/ Paul J. Pucino Paul J. Pucino	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 26, 2006

* Henry DeNero	Director	May , 2006

* John Dorman	Director	May , 2006

Signature	Title	Date
* Michael Hallman	Director	May , 2006

* James McGuire	Director	May , 2006

* Robert North	Director	May , 2006

* Greg Santora	Director	May , 2006

*	Paul J. Pucino, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement on behalf of the above-indicated directors of the Registrant pursuant to a power of attorney executed by such persons and previously filed with the Securities and Exchange Commission.

By:	/s/ Paul J. Pucino	Date: May 26, 2006
Paul J. Pucino
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Digital Insight Corporation 1999 Stock Plan and Related Agreements.(1)

4.2	Amendments Nos. 1, 2 and 3 to the Digital Insight Corporation 1999 Stock Plan.(2)

4.3	Digital Insight Corporation 1999 Employee Stock Purchase Plan.(3)

4.4	Digital Insight Corporation 2001 Non-Employee Director Stock Option Plan.(4)

4.5	Amendment No. 1 to the Digital Insight Corporation 2001 Non-Employee Director Stock Option Plan.(5)

5	Opinion of Counsel (opinion re legality).(6)

23.1	Consent of Deloitte & Touche LLP.(6)

23.2	Consent of Counsel.(6)

23.3	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney.(6)

(1)	Previously filed with the Commission as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on June 25, 1999 (Registration No. 333-81547) and incorporated herein by this reference.
(2)	Previously filed with the Commission as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 and incorporated herein by this reference.
(3)	Previously filed with the Commission as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on June 25, 1999 (Registration No. 333-81547) and incorporated herein by this reference.
(4)	Previously filed with the Commission as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 23, 2001 (File No. 000-27459) and incorporated herein by this reference.
(5)	Previously filed with the Commission as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 and incorporated herein by this reference.
(6)	Previously filed with the Commission with the original filing of the Form S-8 Registration Statement on April 6, 2005 (Registration Number 333-123900).